   As filed with the Securities and Exchange Commission on November 17, 2000
                                                      Registration No. 333-46262
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                             ____________________
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________
                               TUT SYSTEMS, INC.
            (Exact name of Registrant as specified in its charter)
                             ____________________

          Delaware                               3661                           94-2958543
(State or other jurisdiction of       (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)        Classification Code Number)          Identification Number)

                              5964 W. Las Positas
                         Pleasanton, California 94588
                                (925) 460-3900
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ____________________

                               SALVATORE D'AURIA
                     President and Chief Executive Officer
                              5964 W. Las Positas
                         Pleasanton, California 94588
                                (925) 460-3900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

                             Terry M. Schpok, P.C.
                               Richard J. Wilkie
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                              1700 Pacific Avenue
                                  Suite 4100
                             Dallas, Texas  75201

================================================================================

          By this Post-Effective Amendment No. 1, the Registrant is amending its Registration Statement on Form S-1 (File No. 333-46262), effective September 29, 2000, to reduce the number of shares of its common stock, par value $0.001 per share, registered pursuant to such Registration Statement from 369,405 shares of common stock to 308,890 shares of common stock, as set forth below.

Total amount of securities registered prior
to this Post-Effective Amendment No. 1:                 369,405 shares of
                                                        Common Stock

Reduced by:
     Shares to be de-registered pursuant to this
     Post-Effective Amendment No. 1, effective
     November 17, 2000 (represents shares initially
     registered under the Registration Statement on
     Form S-1 but not sold in the offering, which was
     made under Rule 415 of the Securities Act of 1933,
     as amended):                                       60,515 shares of
                                                        Common Stock

Total amount of securities registered after this
Post-Effective Amendment No. 1:                         308,890 shares of
                                                        Common Stock

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 17th day of November, 2000.

                                 Tut Systems, Inc.

                                 By: /s/ NELSON CALDWELL
                                     -------------------------------------------
                                                  Nelson Caldwell
                                           Vice President, Finance, Chief
                                           Financial Officer and Secretary